EXHIBIT 99.1

PriceSmart, Inc. Considering a Possible New Rights Offering

New Rights Offering Would Entitle Stockholders to Purchase a New Debt Security

San Diego, CA., January 11, 2006 – PriceSmart, Inc. (NASDAQ:PSMT) today announced that it is considering a new rights offering, by which each stockholder of the Company would be entitled to purchase new debt securities issued by the Company. It is currently contemplated that the Company would seek to issue debt securities with an aggregate principal amount of $75 million to $100 million and that each stockholder of the Company would be entitled to participate on a pro-rata basis, based upon the number of shares owned as compared to the number of outstanding shares of common stock on the record date for this new rights offering.

The total amount of debt securities the Company would seek to issue would depend upon several factors, including the amount of funds raised through the exercise of the Company’s currently outstanding subscription rights to purchase its common stock (announced on September 3, 2004 and which expires on January 31, 2006). Other terms of the rights and the debt securities subject to the rights have not yet been established by the Company. Possible uses of the proceeds of the new rights offering would include funding the expansion of the Company’s membership warehouse club business, the repayment of other debt, possible acquisitions, and/or other general corporate purposes.

It is anticipated that the Company would register the offering under the Securities Act of 1933, as amended, but the Company has made no definitive decision with respect to whether or when it would conduct the new rights offering and no record date been set.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. The offering of any Company securities will be made only by means of a prospectus.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 23 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands). On August 12, 2005, PriceSmart completed the sale of its interest in its PriceSmart Philippines subsidiary.

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had a substantial net losses in fiscal 2003, 2004 and 2005, and may continue to incur losses in future periods; if the Company fails to comply with covenants governing its indebtedness, the lenders may elect to accelerate the Company’s indebtedness and foreclose on the collateral pledged to secure the indebtedness; the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; although the Company has taken and continues to take steps to improve significantly its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 29, 2005. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Interim Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.